UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Zions Bancorporation

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZIONS BANCORPORATION

One South Main, Suite 1134, Salt Lake City, Utah 84111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On

May 6, 2005

To the Shareholders:

The Annual Meeting of Shareholders of Zions Bancorporation (“Zions”, “we”, “our”, or the “Company”) will be held in the Salt Palace Convention Center, 100 South West Temple, Room 250A, Salt Lake City, Utah 84101, on Friday, May 6, 2005, at 1:30 p.m. for the following purposes:

1.	To elect three directors for the terms specified in the attached Proxy Statement (Proposal 1).

2.	To approve the Zions Bancorporation 2005 Stock Option and Incentive Plan (Proposal 2).

3.	To approve the Zions Bancorporation 2005 Management Incentive Plan (Proposal 3).

4.	To ratify the appointment of the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2005 (Proposal 4).

The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, the Board of Directors unanimously recommends that you vote “for” Proposals 1, 2, 3 and 4.

A Proxy Statement, Proxy Card and a copy of the Annual Report on the Company’s operations during the fiscal year ended December 31, 2004 accompany this notice.

IT IS IMPORTANT THAT ALL SHAREHOLDERS ATTEND OR BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying Proxy Card in the enclosed envelope, which requires no postage.

The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

If you plan to attend, please note that admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors

Thomas E. Laursen

Corporate Secretary

Salt Lake City, Utah

March 21, 2005

PROXY STATEMENT

ZIONS BANCORPORATION

One South Main, Suite 1134, Salt Lake City, Utah 84111

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2005

VOTING AT THE MEETING

Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

➢	FOR the election of directors listed below; and

➢	FOR approval of the Zions Bancorporation 2005 Stock Option and Incentive Plan; and

➢	FOR approval of the Zions Bancorporation 2005 Management Incentive Plan; and

➢	FOR ratification of the Company’s independent registered public accounting firm for fiscal 2005.

You may revoke your proxy at any time before it is voted by giving written notice to the Corporate Secretary, Zions Bancorporation, or by mailing a later dated proxy, or by voting in person at the meeting.

The only shares that may be voted at the annual meeting are the 90,108,069 shares of common stock outstanding at the close of business on March 2, 2005, the record date for the meeting (the “Record Date”). Each share is entitled to one vote.

Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected. On all other matters, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action. In order for any of these matters to be acted on at the meeting, a quorum of our shares must be present or represented by proxy at the meeting. A quorum of our shares is a majority of the shares entitled to vote on the Record Date, or 45,054,035 shares.

Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. Broker non-votes will have no effect on the outcome of any of the proposals. Under the rules of the National Association of Securities Dealers and the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions are not allowed to vote client proxies on Proposal 2 relating to the approval of the 2005 Stock Option and Incentive Plan but are allowed to vote client proxies on other matters.

If you return your proxy but indicate “Withheld” or “Abstain” with respect to any proposal, your shares will be counted for purposes of whether a quorum exists. However, an abstention will have no effect on the outcome of any of the proposals.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about April 6, 2005.

NOMINATION AND ELECTION OF DIRECTORS

(Proposal 1)

It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected.

The following persons are nominated for election as directors for the specified term. Until their successors are elected and qualified, they will, together with other directors presently in office, constitute the entire elected Board of Directors:

Three-year Term

Jerry C. Atkin

Stephen D. Quinn

Shelley Thomas Williams

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

Nominees	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
Jerry C. Atkin(1, 2, 3)	Chairman, President and Chief Executive Officer, SkyWest Airlines, St. George, Utah; Director, SkyWest, Inc.	1993	2005	56

Stephen D. Quinn(1, 5)	Former Managing Director and former General Partner, Goldman, Sachs & Co.; Director, Group 1 Automotive, Inc., and American Express Bank Ltd.	2002	2005	49

Shelley Thomas Williams(2, 4, 5)	Communications Consultant; Director, The Regence Group, Portland, Oregon; Senior Director of Communications and Public Affairs, Huntsman Cancer Institute, 2000-2004; Senior Vice President of Communications and Public Affairs, Salt Lake Organizing Committee for the Olympic Winter Games of 2002, 1997-2000.	1998	2005	53

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Directors	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
R. D. Cash(2, 3, 5)	Former Chairman, President and Chief Executive Officer, Questar Corporation, Salt Lake City, Utah; Director, TODCO, Questar Corporation, Questar Market Resources, Associated Electric and Gas Insurance Services Limited, National Fuel Gas; Former Director of Zions First National Bank, Federal Reserve Bank of San Francisco (Salt Lake City Branch) and Energen Corp.	1989	2006	62

Patricia Frobes(4, 5)	Group Senior Vice President for Legal Affairs and Risk Management and General Counsel, The Irvine Company, Newport Beach, California; Vice Chair and General Partner, O’Melveny & Myers, 2001-2003; Associate and Partner, O’Melveny & Myers, 1979-2001.	2003	2006	58

Richard H. Madsen(1)	Former Chairman, President and Chief Executive Officer, ZCMI, 1990-2000.	1994	2006	66

Roger B. Porter(1, 2, 3)	IBM Professor of Business and Government, Harvard University; Director, Extra Space Storage, Pactiv Corporation, and Tenneco Automotive, Inc.; Assistant to the President for Domestic and Economic Affairs, The White House, 1989-1993.	1993	2007	58

Harris H. Simmons(2, 6)	Chairman, President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation and O.C. Tanner Co.	1989	2006	50

L. E. Simmons(2, 4, 6)	President, SCF Partners, L.P. (Private Equity Investment Management), Houston, Texas; Chairman, Oil States International; Director, ExpressJet Holdings.	1978	2007	58

Steven C. Wheelwright(3, 4)	Baker Foundation Professor, Senior Associate Dean, Director of Publications Activities, Harvard Business School; leave of absence, ecclesiastical mission for The Church of Jesus Christ of Latter-day Saints, 2000-2003; Senior Associate Dean and Director of Faculty Hiring and Planning, Harvard Business School, 1998-2000; Senior Associate Dean and Chairman of the MBA Program, 1995-1998.	2004	2007	61

(1)	Member of the Audit Committee

(2)	Member of the Executive Committee

(3)	Member of the Executive Compensation Committee

(4)	Member of the Credit Review Committee

(5)	Member of the Nominating and Corporate Governance Committee

(6)	Harris H. Simmons (Chairman, President and Chief Executive Officer of the Company) is the brother of L. E. Simmons (a member of the Board of Directors of the Company).

COMPENSATION OF DIRECTORS

During 2004, each of the Company’s outside directors received a $20,000 annual retainer and $1,250 for each regular and special meeting attended. Members of the committees received $1,000 for each committee meeting attended. The Chairman of the Audit Committee received an additional $10,000 annual retainer and the other members of the Audit Committee received an additional $3,000 annual retainer. Each of the retainer and meeting fees are paid in cash unless the director elects to defer his or her compensation as described below. Non-employee directors are also granted non-qualified stock options annually. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for attendance at meetings of the Board of Directors or its committees.

The Company maintains a Deferred Compensation Plan for directors, pursuant to which a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board of Directors. Amounts deferred are held in a rabbi trust and invested in either an unsecured note or shares of the Company’s common stock based upon the director’s election, subject to plan limitations. Settlement is made only in cash and is based on the amount of the unsecured note plus accrued interest or the then current market value of the stock.

BOARD OF DIRECTORS AND COMMITTEES

Zions has a strong commitment to good corporate governance and to the highest standards of ethical conduct. Since our last annual shareholders’ meeting, the Board of Directors has taken a number of actions designed to ensure compliance with the rapidly changing laws, rules and regulations that govern our business.

The Board of Directors held eight meetings during the fiscal year ending December 31, 2004. In addition, those directors whom the Board has determined are independent as defined by The Nasdaq Stock Market (“Nasdaq”) met regularly in executive session. The chair of the Executive Committee, Jerry C. Atkin, who is an independent director, served as the presiding director at each such executive session. Of the Board’s five standing committees, the Executive Committee did not meet in 2004, the Audit Committee met 13 times, the Executive Compensation Committee met five times, the Credit Review Committee met three times and the Nominating and Corporate Governance Committee met three times. Membership in these committees is indicated previously in the listing of directors. All directors attended at least 75% of the meetings of the Board of Directors. All directors attended 100% of the meetings of the committees on which they serve except for one director who was only able to attend 71% due to illness. All directors are expected to make every effort to attend the six regularly scheduled meetings of the Board, meetings of committees of which they are members, the organizational meeting held in conjunction with the Company’s annual shareholders’ meeting, and the Company’s annual shareholders’ meeting.

All Committees other than the Executive Committee have written charters. The written charters, the Company’s Corporate Governance Guidelines and our Code of Business Conduct and Ethics governing our directors, officers and employees is posted on the Company’s website at www.zionsbancorporation.com. In addition, information concerning purchases and sales of our equity securities by our executive officers and directors is available on our website.

The Executive Committee reviews projects or proposals that require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals when it is not practical to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws of the Company, adopt a plan of merger or recommend to shareholders the sale of all or substantially all of the Company’s assets.

The Audit Committee is composed of four directors, each of whom is independent as defined by the rules of the Securities and Exchange Commission (“SEC”), Nasdaq’s listing standards and the Company’s Corporate

Governance Guidelines. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. A written charter approved by the Board of Directors governs the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is financially literate. The Board has also determined that Mr. Stephen D. Quinn is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and Nasdaq’s listing standards.

The Executive Compensation Committee is composed of four directors, each of whom is independent as defined by Nasdaq’s listing standards and the Company’s Corporate Governance Guidelines. The Executive Compensation Committee reviews and makes recommendations to the Board concerning the compensation of the Company’s executive officers and reviews and reports to the Board on any employment or consulting contracts with executive officers.

The Credit Review Committee is a committee composed of directors from the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues, for all of the Company’s subsidiary banks.

The Nominating and Corporate Governance Committee is composed of four directors, each of whom is independent as defined by Nasdaq’s listing standards and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, among other things, develops and recommends corporate governance principles applicable to the Company, including those concerning the size and composition of the Board of Directors, reviews potential candidates for Board of Directors membership and recommends nominees to the Board of Directors.

In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Candidates for Board Membership” in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; (6) the ability and skill set required to chair committees of the Board of Directors; and (7) relevant significant experience in public companies.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Zions and the composition of the Board of Directors. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating and Corporate Governance Committee enters into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. The policy adopted by the Nominating and Corporate Governance Committee provides that nominees recommended by shareholders are given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our 2006 Annual Meeting of Shareholders should follow the process set forth in the Company’s bylaws described on page 29 under “Other Business”.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Zions Bancorporation. During 2004, the Audit Committee met thirteen times, and discussed with the CEO, CFO, controller and independent registered public accounting firm, which we refer to as the external auditors, the interim financial and other information contained in each quarterly earnings announcement and filing with the SEC, as well as the annual report, prior to their public release. In discharging its oversight responsibility, the Audit Committee obtained from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of Zions Bancorporation internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the external auditors all communications required by generally accepted auditing standards including, among others, Statement on Auditing Standards No. 61 and, with and without management present, discussed and reviewed the results of the external auditors’ examination of the financial statements. The Audit Committee followed formal policies and procedures governing the pre-approval of audit and permissible non-audit services to be performed by the Company’s external auditors. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee reviewed the co-sourced internal auditing services obtained from PricewaterhouseCoopers and has decided to continue the relationship for another year.

The Audit Committee’s Charter was reviewed and deemed still effective. In addition, the Audit Committee held regular executive sessions and private meetings with members of Company management, regulators of the Company, internal auditors and external auditors, and performed other actions deemed necessary to discharge the Audit Committee’s responsibilities. The Audit Committee conducted a performance self-evaluation for review with the Board of Directors that included a comparison of the performance of the Audit Committee with the requirements of its Charter.

As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004) and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The Audit Committee reviewed the audited financial statements and the report of management on internal control over financial reporting of Zions Bancorporation as of and for the year ended December 31, 2004 with management and the external auditors. Relying on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Zions Bancorporation audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Roger B. Porter, Chairman

Jerry C. Atkin

Richard H. Madsen

Stephen D. Quinn

EXECUTIVE OFFICERS OF THE COMPANY

The following information is furnished with respect to certain of the executive officers of the Company.

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Harris H. Simmons	Chairman, President and Chief Executive Officer of the Company; Director, Questar Corporation and O.C. Tanner Co.	1981		50

Bruce K. Alexander	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of Vectra Bank Colorado; Executive Director, Denver Urban Renewal Authority, 1999-2000; Executive Vice President, Bank One, 1977-2000.	2000		52

A. Scott Anderson	Executive Vice President of the Company; President and Chief Executive Officer of Zions First National Bank.	1997	(2)	58

Doyle L. Arnold	Vice Chairman and Chief Financial Officer of the Company; Chief Financial Officer of Bankserv, Inc., 2000-2001; Group Executive Vice President for Corporate Strategy and Development of BankAmerica Corporation, 1997-1999.	2001		56

Nolan Bellon	Senior Vice President and Controller of the Company.	1998	(3)	56

David E. Blackford	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of California Bank & Trust; Managing Director of California Bank & Trust, 1998-2001.	2001	(4)	56

Danne L. Buchanan	Executive Vice President of the Company; President and Chief Executive Officer, NetDeposit, Inc.	1995		47

Gerald J. Dent	Executive Vice President of the Company.	1987		63

Michael DeVico	Executive Vice President of the Company; Chief Executive Officer of Xpede, 2000-2001; prior to January 2000, Executive Vice President of Bank of America.	2001		44

George M. Feiger	Executive Vice President of the Company; President and Chief Executive Officer of Contango Capital Advisors; Senior Adviser to The Monitor Group, September 2002-August 2003; Partner of Capco, May 2001-August 2002; CEO of N2F New Network Finance AG, April 2000-April 2001; prior to April 2000, General Manager of UBS AG.	2003		55

W. David Hemingway	Executive Vice President of the Company; Director, Federal Home Loan Bank of Seattle.	1997	(5)	57

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Clark B. Hinckley	Senior Vice President of the Company.	1994		57

Thomas E. Laursen	Senior Vice President, General Counsel and Secretary of the Company; Partner of Holme, Roberts & Owen, LLC, 1999-2004.	2004		53

William E. Martin	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of Nevada State Bank; President and Chief Executive Officer of Pioneer Citizens Bank of Nevada, 1989-2000.	2000		63

Keith Maio	Executive Vice President of the Company; President and Chief Executive Officer of National Bank of Arizona; prior to January 2005, President and Chief Operating Officer of National Bank of Arizona.	2005	(6)	47

Stanley D. Savage	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of The Commerce Bank of Washington; prior to April 2001, Executive Vice President of Bank of America.	2001		59

(1)	Officers are appointed for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

(2)	Officer of Zions First National Bank since 1990.

(3)	Officer of Zions First National Bank since 1987.

(4)	Officer of California Bank & Trust since 1998.

(5)	Officer of Zions First National Bank since 1977.

(6)	Officer of National Bank of Arizona since 1992.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As of March 2, 2005, there were no principal common shareholders (5% or more) of the Company known to the Company.

Set forth below is the beneficial ownership, as of March 2, 2005, of the Company’s common stock by each of the Company’s directors (including the chief executive officer), each of the four most highly compensated executive officers listed under “Executive Compensation” (other than the chief executive officer) and all directors and executive officers as a group. The information below includes, where applicable, shares underlying options that are exercisable within sixty days of March 2, 2005.

Directors and Officers	Number of Shares Beneficially Owned	% of Class
Bruce K. Alexander	51,574	*(1)
A. Scott Anderson	84,573	*(1)
Doyle L. Arnold	107,145	*(1)
Jerry C. Atkin	35,300	*(1)
Nolan Bellon	56,563	*(1)
David E. Blackford	32,667	*(1)
Danne L. Buchanan	100,112	*(1)
R. D. Cash	82,080	*(1)

Directors and Officers	Number of Shares Beneficially Owned		% of Class
Gerald J. Dent	225,875		*(1)
Michael DeVico	84,111		*(1)
George M. Feiger	9,987		*(1)
Patricia Frobes	3,000		*(1)
W. David Hemingway	256,458		*(1)
Clark B. Hinckley	104,676		*(1)
Thomas E. Laursen	4,000		*(1)
Richard H. Madsen	238,312		*(1)
Keith D. Maio	17,137		*(1)
William E. Martin	96,286		*(1)
Roger B. Porter	42,792		*(1)
Stephen D. Quinn	8,000		*(1)
Stanley D. Savage	55,691		*(1)
Harris H. Simmons	2,695,760	(2)	2.95%
L. E. Simmons	2,239,689	(2)	2.45%
Shelley Thomas Williams	19,825		*(1)
Steven C. Wheelwright	1,000		*(1)
All directors and officers as a group (25 persons)	4,632,327		5.07%

(1)	Immaterial percentage of ownership (less than 1%)

(2)	Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares and 205,809 shares attributed to each individual through a family foundation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the SEC. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 2004 through December 31, 2004, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Martin and Mr. Blackford filed one late report on shares received through the Company’s Deferred Compensation Plan (due to an oversight by the Company’s outside plan administrator).

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 2004, 2003 and 2002 for the person who was chief executive officer at the end of the last fiscal year and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 2004 as determined in accordance with the rules of the SEC.

Summary Compensation Table

		Annual Compensation(2)		Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)(3)(4)	Bonus ($)(5)	Restricted Stock Awards ($)		Value- Sharing ($)(6)	Securities Underlying Options(#)(7)	All Other Compensation ($)(4)(8)
Harris H. Simmons	2004	700,000	450,000	0		265,896	61,000	74,059
Chairman, President and	2003	675,000	400,000	0		207,939	61,000	58,359
Chief Executive Officer	2002	550,000	0	0		153,500	61,000	79,730
Zions Bancorporation

David E. Blackford(1)	2004	445,000	267,500	0		129,255	30,000	41,867
Chairman, President and	2003	430,000	250,000	0		98,200	30,000	133,631
Chief Executive Officer	2002	417,308	240,000	135,672	(9)	0	30,000	3,256,448	(10)
California Bank & Trust

Doyle L. Arnold(11)	2004	350,000	275,000	0		0	42,000	76,060	(12)
Vice Chairman and	2003	333,000	220,000	0		0	42,000	76,227	(12)
Chief Financial Officer	2002	318,000	220,000	0		0	42,000	97,268	(12,13)
Zions Bancorporation

A. Scott Anderson	2004	378,000	227,500	0		123,100	32,500	53,611
President and	2003	350,000	217,500	0		94,518	32,500	72,927
Chief Executive Officer	2002	339,231	200,000	0		110,520	35,000	83,403
Zions First National Bank

George M. Feiger(14)	2004	364,475	214,500	0		0	20,000	5,350
Executive Vice President	2003	100,000	65,000	0		0	0	240,750	(14)
Zions Bancorporation	2002	0	0	0		0	0	0

(1)	Mr. Blackford’s employment by the Company commenced 1998. He has served as President of California Bank & Trust since 2001.

(2)	The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.

(3)	Includes all contributions to the Company’s Payshelter 401(k) and Employee Stock Ownership Plan (and prior to 2003, the Employee Stock Savings Plan and Employee Investment Savings Plan) and Employee Medical Plan made through salary reductions and deferrals.

(4)

All employees of the Company who are at least 21 years of age are eligible to participate in the Company’s Payshelter 401(k) and Employee Stock Ownership Plan, which is a defined contribution plan qualified under 401(k) of the Internal Revenue Code. The plan permits contributions from participants on a tax-deferred basis in increments of one percent of compensation, up to a maximum of $13,000 ($16,000 for participants age 50 and above) in 2004. The Company’s contributions are determined by reference to the employees’ contributions and are not discretionary. Vesting occurs upon contribution. The maximum Company match is 4% of participant’s compensation (up to $205,000) with a maximum contribution of $8,200 in 2004. Participant contributions are included in amounts shown as “Salary,” above. The Company’s matching contributions are included under “All Other Compensation,” above. Additionally, the Plan includes a noncontributory profit sharing benefit based upon the Company’s return on equity. In 2004, this benefit amounted to 3% of compensation, with maximum eligible compensation of $205,000. A benefit in the amount of 3% of salary in eligible compensation in excess of $205,000 was accrued under the Excess Benefit Plan (see footnote 8). To receive this benefit, employees must have at least one year of service, and have worked at least 1,000 hours in the previous 12 months. The benefit is subject to “cliff vesting” after five years of service. For each of the persons named above, the amounts accrued under the Payshelter 401(k) and Profit Sharing Plan for 2004, 2003 and 2002 were as follows, respectively: Mr. Simmons, $13,338, $14,000, and $5,500; Mr. Blackford, $14,350, $14,000, and $2,750; Mr. Arnold, $13,607, $14,000, and $3,710; Mr. Anderson, $10,206, $14,000, and $10,000; and Mr. Feiger, $5,350, $7,750, and $0.

(5)	Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors. Bonuses for the named executive officers are recommended by the Executive Compensation Committee, and approved by the Board of Directors. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.

(6)	Amounts shown reflect payments actually made in each respective year, based upon the Company’s financial performance during the preceding four years. Awards shown do not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a long-term bonus plan for senior management. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company’s performance in the year. For each of the persons named above, the amounts accrued for 2004, 2003 and 2002 were as follows, respectively: Mr. Simmons, $2,318,287, $478,815, and $(163,730); Mr. Blackford, $1,117,069, $427,123, and $(11,244); Mr. Arnold, $1,321,132, $195,773, and $12,825; Mr. Anderson, $654,099, $333,361, and $(111,215); and Mr. Feiger, $0, $0, and $0.

(7)	Options shown were issued under the Company’s Key Employee Incentive Stock Option Plan. The plan is administered by the Executive Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three years and expire in seven years from the date of grant. In the event of a change in control of the Company as defined in the plan, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause as defined in the plan, within two years following such change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

(8)	Includes amounts accrued under the Company’s Supplemental Executive Retirement Plan (“SERP”) and Excess Benefit Plan (Executive Management Restoration Benefits). For additional details regarding these plans, please see page 14. For each of the persons named above, the amounts accrued under the SERP for 2004, 2003, and 2002 were as follows, respectively: Mr. Simmons, $27,630, $25,501, and $74,230; Mr. Blackford, $9,553, $8,817, and $39,873; Mr. Arnold, $0, $0, and $0; Mr. Anderson, $28,851, $26,682, and $73,403; and Mr. Feiger, $0, $0, and $0. Amounts for 2003 and 2004 reflect only interest credits on the account balance as there are no more earnings credits to the SERP after 2002. The amounts accrued under the Executive Management Restoration Benefits for 2004, 2003, and 2002 were as follows, respectively: Mr. Simmons, $33,091, $18,858, and $0; Mr. Blackford, $17,964, $110,814, and $0; Mr. Arnold, $12,453, $12,227, and $0; Mr. Anderson, $14,554, $32,245, and $0; and Mr. Feiger, $0 $0, and $0.

(9)

Mr. Blackford, as a part of his compensation agreement upon joining the Company, was given a grant of 9,600 shares of restricted stock, which vested 25% (2,400 shares) upon each anniversary of the grant in

1999, 2000, 2001, and 2002. The market values of the shares vesting on May 18 of 2000, 2001, and 2002 were $99,300, $131,016, and $135,672, respectively. At December 31, 2003, Mr. Blackford no longer held any shares of vested restricted stock.

(10)	Mr. Blackford received a payout of $3,213,825 under the California Bank & Trust Mid-term Incentive Plan (“Mid-term Plan”). Effective January 1, 1999, the Company’s California banking subsidiary, California Bank & Trust (“CB&T”), adopted this long-term compensation plan. The Mid-term Plan covered a number of senior and mid-level executives and managers of CB&T, including Mr. Blackford. Each initial participant in the Mid-term Plan was awarded participation units equal to a defined percentage of the total compensation pool (“award fund”) in the Plan. The amount of the award fund was based on the cumulative pre-tax earnings of CB&T for the four years ending December 31, 2002 in excess of a base amount, and subject to adjustment to exclude amortization of intangibles and to certain other adjustments.

(11)	Mr. Arnold’s employment by the Company commenced December 2001.

(12)	Mr. Arnold receives a $50,000 payment each year for three years until he becomes eligible to receive payments under the Senior Management Value-Sharing Plan, a long-term bonus plan for senior management described above in footnote 6.

(13)	Mr. Arnold was reimbursed $43,558 for his relocation to Salt Lake City, Utah.

(14)	Mr. Feiger’s employment by the Company commenced September 2003. He received a signing bonus of $233,000. Mr. Feiger has an employment contract with the Company that guarantees annual increases in his base salary of 10% per year through 2006 and not less than 6% in 2007; in addition, the contract provides for an annual “target” bonus of 60% of base salary. Under the terms of his employment contract, the maximum amount of severance Mr. Feiger could receive if he were terminated “without cause” is three (3) times the sum of (i) his annual base salary plus (ii) his target bonus. As of September 2005, the maximum severance amount due under this contract will decline to the greater of one (1) times the sum of (i) Mr. Feiger’s annual base salary plus (ii) his target bonus. Mr. Feiger’s contract automatically renews on an annual basis unless the Company provides notice ninety (90) days in advance of the renewal date of its intent not to renew.

Stock Option Grants in Fiscal Year 2004

The following table shows the number of shares with respect to which options were granted during 2004 to each of the named persons, together with the percentage of all grants to employees that the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5% ($)	10% ($)
Harris H. Simmons	61,000	2.72%	56.59	04-29-2011	1,405,307	3,274,962
David E. Blackford	30,000	1.34%	56.59	04-29-2011	691,134	1,610,637
Doyle L. Arnold	42,000	1.87%	56.59	04-29-2011	967,588	2,254,892
A. Scott Anderson	32,500	1.45%	56.59	04-29-2011	748,729	1,744,857
George M. Feiger	20,000	0.89%	56.59	04-29-2011	460,756	1,073,758

(1)	Potential realizable value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

(2)	The Executive Compensation Committee of the Board of Directors administers the Company’s Key Employee Incentive Stock Option Plan. The Executive Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 2004 have an exercise price equal to the fair market value on the date of grant, vest 33.3% per year beginning one year after date of grant, and have a term of seven years. In the event of a change in control of the Company as defined in the plan, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause as defined in the plan, within two years following such change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, nonqualified options were granted to each non-employee director as of May 2004. Each grant is an option to purchase 4,000 shares at $56.94 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 2004 options expire on May 2, 2014.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 2004, the value realized through the exercise of such options, and the number of unexercised options held by such persons, including both those which are presently exercisable, and those which are not presently exercisable.

Name	Shares Acquired Upon Option Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at 12-31-04		Value of Unexercised In-the-Money Options At 12-31-04(1)($)
			Exercisable	Not Exercisable	Exercisable	Not Exercisable
Harris H. Simmons	36,000	346,760	218,998	122,002	3,459,376	1,965,933
David E. Blackford	49,998	563,104	5,001	60,001	26	966,791
Doyle L. Arnold	0	0	56,999	84,001	1,037,435	1,353,495
A. Scott Anderson	59,259	726,099	30,573	65,835	126,801	1,065,846
George M. Feiger	0	0	0	20,000	0	228,800

(1)	Potential unrealized value is (i) the fair market value at fiscal 2004 year-end ($68.03) less the option exercise price, times (ii) the number of shares.

Retirement Plans

Deferred Compensation Plan

The Deferred Compensation Plan was established on January 1, 2001, and was restated effective January 1, 2004, to allow highly compensated employees (currently, those earning over $115,000 annually) to defer up to 50% of their base salary and up to 100% of their bonus and incentive compensation.

Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan

The Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan is a combination of an employee stock ownership plan (ESOP) and a profit sharing plan (the “Qualified Profit Sharing Plan”). Participants may contribute between one and 50% of their earnings on a tax-deferred basis, up to a maximum of $13,000 in 2004. The Company provides a matching contribution of up to 4% of compensation in the form of Company common stock. Participants may diversify their Company matching contribution into any of the plan’s array of mutual funds after five years of service.

Effective January 1, 2003, the Company replaced its cash balance defined benefit retirement plan with the profit sharing benefit in which payouts are based upon the Company’s performance according to a discretionary formula approved annually by the Board of Directors. For 2004, the benefit was equal to 3% of eligible compensation. The annual Company contribution is invested primarily in Company common stock and vesting is based on a “cliff vesting” schedule. The maximum profit sharing benefit payable under the Plan is limited by Sections 415 and 401(a)(17) of the Code. Under current regulations, compensation for the purpose of determining benefits in 2004 cannot exceed $205,000.

Profit Sharing contributions that cannot be provided due to the compensation limitation are restored in the Company’s excess benefit plan (the “Excess Benefit Plan”) described below.

Excess Benefit Plan

On January 1, 2004, the Company segregated the employer contributed executive management restoration benefit from the Deferred Compensation Plan and established the Excess Benefit Plan. Prior to this date, all restoration and excess benefit contributions were made to the Deferred Compensation Plan. The Excess Benefit Plan is exclusive of employer contributions made to the Deferred Compensation Plan, and going forward, all restoration benefits will be deposited into the Excess Benefit Plan.

Effective January 1, 2003, amendments to the Deferred Compensation Plan (now the Excess Benefit Plan) were made that will result in further benefit accruals to restore benefits for employees previously covered under the Supplemental Executive Retirement Plan (“SERP”) described below. These employees will receive accruals under the Excess Benefit Plan in the form of employer contribution credits without regard to whether they also elect deferral of compensation under the Deferred Compensation Plan. Only SERP-eligible employees meeting the grandfathering provisions as of December 31, 2002 will be eligible for this restoration benefit. The level of credit depends on each employee’s age and status in the Zions Bancorporation cash balance defined benefit plan after December 31, 2002.

The following table illustrates the 2004 additions to the Qualified Profit Sharing Plan as well as the restoration benefits provided under the Excess Benefit Plan.

	Qualified Profit Sharing Plan	Nonqualified Restoration of Benefits Due to Internal Revenue Code Limitations
Harris H. Simmons	$6,150	$33,091
David E. Blackford	6,150	17,964
A. Scott Anderson	6,150	14,554
Doyle L. Arnold	6,150	12,453
George M. Feiger	0	0

Cash Balance Plan

Benefit accruals under the Company’s cash balance defined benefit retirement plan have been frozen as of December 31, 2002. A group of certain eligible (grandfathered) employees will continue to accrue earnings and interest credits to their cash balance accounts in the plan. All other participants will accrue interest credits only.

Supplemental Executive Retirement Plan (SERP)

The SERP is an unfunded, nonqualified plan established January 1, 1994 to restore pension benefits lost by certain highly compensated employees of the Company. The Board of Directors determines the participants in the SERP from among those employees of the Company who are primarily members of the Executive Management Committee.

Effective December 31, 2002, benefit accrual under the SERP was frozen in conjunction with the freezing of the cash balance defined benefit retirement plan. Of the persons named below, Mr. Anderson is grandfathered under this plan. The others accrued only interest credits in 2003 and subsequent plan years.

The following table illustrates the estimated annual benefits and equivalent lump sum cash balance payable under the plan at age 65 based on a combination of the basic cash balance defined benefit plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: (1) a 5.50% annuity rate to convert the estimated age 65 cash balance at an annual amount; and (2) a rate of 5.50% used to calculate all unknown future years’ interest on the cash balance; and (3) future compensation increasing by 4% per year to age 65:

	Estimated Cash Balance at Age 65	Estimated Annual Benefit
Harris H. Simmons	$1,226,276	108,392
David E. Blackford	311,605	27,543
A. Scott Anderson	1,064,651	94,106
Doyle L. Arnold	0	0
George Feiger	0	0

Mr. Arnold’s employment commenced in December 2001. The terms of his employment stipulate that for purposes of vesting in the Value Sharing Plan and other nonqualified compensation and benefit plans, the requirement of 10 years of service was replaced by a requirement that he remain employed with the Company until age 59.

Mr. Feiger’s Interest in Welman Holdings, Inc.

Mr. Feiger’s employment by the Company commenced September 2003. Subsequently in June 2004, Mr. Feiger entered into a stock purchase agreement with the Company and certain of its affiliates through which he indirectly purchased five percent (5%) of the common stock of Welman Holdings Inc. (“Welman”), a subsidiary of Zions First National Bank that generally oversees the wealth management operations of the Company in addition to other activities. Mr. Feiger’s interest in Welman is via a limited liability company in which he is a member and that owns the shares of Welman. As a part of the stock purchase agreement, Mr. Feiger may require that the Company’s Zions First National Bank affiliate repurchase his ownership in Welman in five to seven years from the signing date of the contract at the then fair market value of the shares, as determined by an independent third party. Since the repurchase price of Mr. Feiger’s interest in Welman is to be based on the fair market value of Welman at a time in the future, the amount of the Company’s obligation is not currently determinable.

Mr. Feiger’s Employment Agreement

Mr. Feiger has an employment contract with the Company that guarantees annual increases in his base salary of 10% per year through 2006 and not less than 6% in 2007; in addition, the contract provides for an annual “target” bonus of 60% of base salary. Under the terms of his employment contract, the maximum amount of severance Mr. Feiger could receive if he were terminated “without cause” is three (3) times the sum of (i) his annual base salary plus (ii) his target bonus. As of September 2005, the maximum severance amount due under this contract will decline to the greater of one (1) times the sum of (i) Mr. Feiger’s annual base salary plus (ii) his target bonus. Mr. Feiger’s contract automatically renews on an annual basis unless the Company provides notice ninety (90) days in advance of the renewal date of its intent not to renew.

Change in Control Arrangements

Effective January 18, 2002, the Company entered into change in control agreements with 14 senior executives (“Change in Control Agreements”) and adopted a special severance plan (“Special Severance Plan”) to foster the continuous employment of certain other senior and mid-level executives and management and to reinforce and encourage their continued attention and dedication to their duties without the distraction from the possibility of a change in control of the Company.

For purposes of the Change in Control Agreements and the Special Severance Plan, unless certain members of the Board of Directors determine that a change in control has not occurred, a change in control will be deemed to have occurred if (1) any person, other than the Company or any employee benefit plan of the Company, acquires beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding securities; (2) the majority of the Board of Directors changes within any two consecutive years, unless certain conditions of Board approval are met; (3) a merger or consolidation of the Company is consummated; (4) the shareholders of the Company approve a plan of complete liquidation of the Company; or (5) an agreement providing for the sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

Change in Control Agreements

The Company has entered into Change in Control Agreements with certain senior executives selected by the Board of Directors designed to ensure their continued services in the event of a change in control. The chief executive officer and the other four most highly compensated executives of the Company are included in this group.

The Change in Control Agreements provide that if, within the two year period immediately following a change in control, an executive’s employment is terminated other than for cause or the executive terminates his employment for “good reason” (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), then the executive generally will be entitled to receive: (1) a lump sum severance payment equal to three times the sum of annual base salary plus the greater of the targeted annual bonus then in effect or the average of the executive’s annual bonuses for each of the three years immediately prior to the change in control; (2) full base salary through the date of termination, any unpaid annual bonus and the targeted annual bonus pro-rated through the date of termination; (3) continuation of medical and dental health benefits for three years; (4) outplacement services for two years at an aggregate cost to the Company not to exceed 25% of the annual base salary; and (5) full vesting in accrued benefits under the Company’s pension, profit sharing, deferred compensation or supplemental plans. If any payment or distribution to or for the benefit of the executive would be subject to excise tax imposed by Section 4999 of the Code, the total payment or distribution will be reduced to such extent required to not trigger the excise tax. The executive will determine which payments or benefits to reduce.

Immediately prior to a change in control, all outstanding options granted to the executive under the Company’s stock option plans, incentive plans or other similar plans, will become fully vested and exercisable and the restricted period with respect to any restricted stock or any other equity award will lapse. Additionally, executives will be entitled to pro-rata payment of benefits available under the Value Sharing Plan.

Commencing on the date of termination of his employment, the executive agrees to not disclose any confidential information and, for one year following such date of termination, to not solicit or attempt to solicit away from the Company any of its officers or employees.

Special Severance Plan

The Special Severance Plan covers certain mid-level executives and senior management selected by the Board of Directors. The terms of the Special Severance Plan are generally the same as those of the Change in Control Agreements. There are two levels of benefits provided under the Special Severance Plan. The Special Severance Plan provides severance benefits equal to those provided under the Change in Control Agreements, except that the salary and bonus multiplier is two for the Tier 2 plan and one for the Tier 3 plan, and the period of continued medical and dental health benefits and outplacement services is equal to two years for the Tier 2 plan and one year for the Tier 3 plan.

Vesting of Stock Options

Effective January 18, 2002, the 1998 Non-Qualified Stock Option and Incentive Plan and the Key Employee Incentive Stock Option Plan were amended to provide that outstanding options under such plans will vest immediately upon a change in control (as such term is defined in the Change in Control Agreements). If any employee holding outstanding options under either plan is terminated, other than for cause, within two years following a change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

Note:	Assumes $100 invested on December 31, 1999 in Zions Bancorporation, the S & P 500 stock market index and the Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of all dividends on a quarterly basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with banking subsidiaries of Zions in the ordinary course of business during 2004. Such loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. These loans did not involve more than the normal risk of collection or have other unfavorable features.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the Compensation Committee members are independent directors of Zions Bancorporation. None of the committee’s members has ever been an officer or employee of Zions Bancorporation nor has any of them had a relationship which would require disclosure under the “Certain Relationships and Related Transactions” captions of any of Zions Bancorporation’s filings with the SEC during the past three fiscal years.

COMPENSATION COMMITTEE REPORT

The following Report of the Executive Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Summary of Compensation Policies for Executive Officers

The Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors has furnished the following report on executive compensation:

COMPENSATION COMMITTEE ACTIONS DURING 2004:

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company’s senior managers with those of its shareholders. Executive officers’ incentives are directly linked to shareholder returns through stock option grants, which have no value if the share price does not increase. In addition, executives’ long term cash incentives are tied to two critical financial measurements—earnings per share growth and return on equity—which we consider to be important factors in creating value for the Company’s shareholders. The process involved in the determination of executive compensation arrangements for 2004 is summarized below:

•	Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of grants of units of participation under the Company’s Long Term Executive Incentive Compensation Plan (the “Value Sharing Plan”), and grants of stock options. The Value Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders’ equity.

•	The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, market conditions and the Committee’s assessment of the overall financial performance (particularly operating results) of the Company and its operating units. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

•	Information regarding salaries paid by other financial institutions is provided every two to three years by an independent consultant (most recently for fiscal 2002 and fiscal 2004). The consultant compares the Company’s compensation levels with a peer group of financial institutions. In its studies, the consultant determines competitive compensation levels for a financial institution with the Company’s asset size. Both the 2002 and 2004 studies indicated that the base salary and annual bonus compensation in total for the Company’s chief executive officer was below the median total compensation level for the peer group. Base salary and annual bonus compensation for the other executive officers, as a group, tends to approximate the median for peer institutions. This peer group consists of 13 banking institutions with a similar size and scope as Zions. These institutions are a subset of the broader index of 50 banking companies used in the Performance Graphs.

•

Units of participation in the Value Sharing Plan’s award funds are granted on a discretionary basis, reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed the payout for the 2001-2004 period that has just concluded.

(The payout under the plan for the period ending in 2004 is reflected under Long-Term Compensation Awards in the “Summary Compensation Table.”) During 2004, the Committee also reviewed the interim performance and projected payouts to the Company’s CEO and other executive officers in the 2003-2005 Value Sharing Plan, which consists of both a corporate plan and individualized plans for each of the Company’s six subsidiary banks.

•	The Company’s independent consultant has reported that in comparison to the peer group selected by the consultant, the Company’s compensation package, for the executive officers as a group (excluding the CEO), provides salary and bonus at approximately the median level as compared to peer levels, and that the CEO’s salary and bonus are at levels below those of the peer group. Both the CEO and the other executive officers receive an appropriately competitive level of long-term incentive compensation, consisting of the Value Sharing Plan and stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

•	The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company’s independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer’s base salary and annual bonus based on the Compensation Committee’s subjective assessment of the Company’s and of the chief executive officer’s performance during the fiscal year, its expectation as to his future contributions in leading the Company, the information provided by the compensation consultant and its view of an appropriate base salary and bonus. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value Sharing Plan and the number of stock options granted to the chief executive officer. The Compensation Committee determined the salary, bonus and option awards for the chief executive officer 2004 in the manner described above.

•	The Company periodically grants stock options to executives, most recently in April, 2004. Such grants are discretionary by the Compensation Committee, reflecting the position of each executive officer in the Company and that person’s proportionate responsibility for overall corporate performance. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual’s responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company’s independent consultant with respect to the peer group selected by the consultant.

Executive Compensation Committee

R. Don Cash, Chairman

Jerry C. Atkin

Roger B. Porter

Steven C. Wheelwright

EQUITY COMPENSATION PLAN INFORMATION

This following provides certain information as of December 31, 2004 with respect to our equity compensation plans. As of December 31, 2004 the weighted-average remaining exercise period for of the outstanding options was 4.2 years and the weighted average exercise price was $51.98 per share.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:

Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan	233,189	$51.90	105,000	(2)

Zions Bancorporation Key Employee Incentive Stock Option Plan	5,761,407	52.80	2,824,708	(3)

Equity Compensation Plans Not Approved by Securities Holders:

1998 Non-Qualified Stock Option and Incentive Plan	1,087,695	54.28	1,683,893

Total	7,082,291		4,613,601

(1)	The table does not include information for equity compensation plans assumed by the Company in mergers. A total of 551,484 shares of common stock with a weighted average exercise price of $38.86 were issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2004. The Company cannot grant additional awards under these assumed plans.

(2)	No further options may be granted under this plan after the first business day following the annual meeting of the shareholders in 2005.

(3)	On May 26, 2000, the Company’s shareholders approved an amendment to the Key Employee Incentive Stock Option Plan which automatically made available for options under the Plan, in any one calendar year, two percent (2%) of the issued and outstanding shares of the Company’s common stock as of the first day of each calendar year for which the Plan was in effect. Any shares of common stock available in any year using the two percent (2%) formula that were not granted under the Plan were available for use under the terms of the Plan in subsequent years. The common stock available for issuance under the Plan pursuant to the two percent (2%) per year formula did not include common stock which the Company became obligated to issue as a result of an acquisition, merger or reorganization involving the Company. This plan expired on March 3, 2005 and, consequently, the two percent “evergreen” feature is no longer in effect and no shares are currently authorized for issuance under the Plan.

As of March 15, 2005, there were 6,515,827 options outstanding with a weighted average exercise price of $52.15 per share and a weighted average exercise period of 4.0 years. In addition, there were 10,000 shares of restricted stock outstanding that vest one-third per year for three years and will be fully vested in 2.7 years. As of March 15, 2005, 1,818,556 shares remained available for issuance under currently existing equity compensation plans; however, if the Zions Bancorporation 2005 Stock Option and Incentive Plan is approved by shareholders, the currently existing plans will be cancelled and such shares will no longer be available for issuance under those plans.

APPROVAL OF THE ZIONS BANCORPORATION 2005 STOCK OPTION AND INCENTIVE PLAN

(Proposal 2)

It is intended that proxies received will be voted for approval of the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Incentive Plan”) unless otherwise indicated. The purpose of the Incentive Plan is to promote the long-term success of the Company by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its affiliates to acquire a proprietary interest in the success of the Company, to remain in the service of the Company or its affiliates and to render superior performance during such service. In addition, shareholder approval of the Incentive Plan will enable the Company to treat equity-based and cash awards to certain highly compensated officers under the Incentive Plan as qualified performance-based compensation under U.S. tax laws and to deduct such compensation for tax purposes.

The material terms of the Incentive Plan are summarized below. The summary is qualified by reference to the text of the Incentive Plan, which is attached as Appendix I. If approved, the Incentive Plan will be effective as of the date of the Company’s 2005 annual meeting of shareholders, currently scheduled for May 6, 2005.

Administration.  The Incentive Plan will be administered by the Executive Compensation Committee of the Board of Directors or a subcommittee thereof (the “Committee”). The Committee will have the authority to construe, interpret and implement the Incentive Plan; prescribe, amend and rescind rules and regulations relating to the Incentive Plan; make all determinations necessary or advisable in administering the Incentive Plan; correct any defect, supply any omission and reconcile any inconsistency in the Incentive Plan; amend the Incentive Plan to reflect changes in applicable law; determine whether awards may be settled in shares of common stock or cash or other property; determine whether amounts payable under an award should be deferred; and to make other determinations and take other actions relative to the Incentive Plan. The determination of the Committee on all matters relating to the Incentive Plan or any award agreement will be final and binding.

Eligibility.  Acting and prospective directors, officers and employees of, and consultants and advisors to, the Company and its affiliates, as selected by the Committee in its discretion, are eligible to participate in the Incentive Plan.

Approximately 8,000 directors, officers, and employees of the Company will initially be eligible to participate; however, because the Incentive Plan provides for broad discretion in selecting grantees and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Shares Available for Issuance Through the Incentive Plan.   Up to 8,900,000 shares of the Company’s common stock will be authorized for issuance through the Incentive Plan, all of which will be available for issuance pursuant to incentive stock options. However, if any share is issued pursuant to an award under the Incentive Plan in the form of a full value share, such as Restricted Stock, Restricted Units, Deferred Stock or Performance Shares or Performance Units, such share will reduce the shares available for issuance under the Incentive Plan in amount equal to three shares (including the issued share). Shares may be issued under the Incentive Plan from authorized but unissued common shares or authorized and issued common shares held in the Company’s treasury or otherwise acquired for the purposes of the Incentive Plan. If the incentive plan is approved, all shares available under currently existing plans, but not yet issued, will be cancelled.

Provisions in the Incentive Plan permit the reuse or reissuance by the Incentive Plan of shares of common stock underlying forfeited, terminated or canceled awards of stock-based compensation. If awards or underlying shares are tendered or withheld as payment for the exercise price of an award the shares of common stock may not be reused or reissued, or otherwise be treated as available, under the Incentive Plan. Any shares of common stock delivered by the Company, any shares of common stock with respect to which awards under the Incentive Plan are made by the Company and any shares of common stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not be counted against the shares available for awards under the Incentive Plan.

The Committee has the authority to adjust the terms of any outstanding awards and the number of common shares issuable under the Incentive Plan for any increase or decrease in the number of issued common shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, rights offering, combination or reclassification of the common shares, or other events affecting the Company’s capitalization.

Description of Awards Under the Incentive Plan.  The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units and other forms of equity-based compensation. The forms of awards are described in greater detail below.

Stock Options.  The Committee will have discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code or nonqualified stock options, which are not intended to comply with Section 422 of the Code. The Committee will determine the number of shares of common stock covered by the option and the exercise period and exercise price of the option, provided that the exercise period shall not exceed ten years and the exercise price shall not be less than the fair market value of a share of the Company’s common stock on the date the option is granted. The Committee will have discretion to set such additional limitations, conditions and provisions on or relating to option grants as it deems appropriate.

Upon the exercise of an option granted under the Incentive Plan, the exercise price will be payable in full to the Company either: (a) in cash or its equivalent; or (b) by delivery of shares of common stock having a fair market value at the time of exercise equal to all or a part of exercise price (provided such shares have been held for at least six months prior to their tender); or (c) any other method approved by the Committee in its discretion.

Grantees of an option award generally will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Stock Appreciation Rights (SARs).  The Committee may grant SARs in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. The Committee will determine the number of shares of common stock covered by the SAR, the exercise period and exercise price for the SAR, provided that the exercise period shall not exceed ten years and the exercise price shall not be less than the fair market value of a share of the Company’s common stock on the date the SAR is granted. The Committee will have discretion to set such additional limitations, conditions and provisions on or relating to SAR grants as it deems appropriate.

Upon exercise of the SAR, the grantee will receive an amount or a number of shares of common stock with a fair market value equal to the excess of the fair market value of one share of stock on the date the exercise is received by the Company over the per share exercise price of the SAR multiplied by the number of shares of stock covered by the SAR exercise.

Grantees of a SAR award generally will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Restricted and Unrestricted Stock.  The Committee may grant shares of restricted or unrestricted common stock under the Incentive Plan upon such terms and conditions as it shall establish. Committee will determine the periods of restriction, if any, the number of shares of restricted or unrestricted common stock granted and such additional limitations, conditions and provisions on or relating to restricted and unrestricted stock grants as it deems appropriate. Although grantees may have the right to vote these shares and receive dividends from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion.

A grantee of restricted stock will have the rights of a shareholder with respect to the restricted stock, subject to any limitations, conditions or provisions that the Committee deems appropriate.

Restricted Stock Units.  The Committee may grant restricted stock units under the Incentive Plan upon such terms and conditions as it shall establish. The Committee will determine the periods of restriction, the number of restricted stock units granted and such additional limitations, conditions and provisions on or relating to restricted stock units as it deems appropriate. Grantees will have no voting or dividend rights with respect to the restricted stock units and will not have the right to sell or otherwise transfer the units during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion.

Grantees of restricted stock units will not have any of rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Performance Shares and Performance Units.  The Committee may grant performance shares and performance units in amounts, and subject to terms and conditions (including the performance goals and length of the performance period), as it may determine. Performance units may be payable in cash or shares of common stock as the Committee may determine. Grantees of performance shares and performance units will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of shares subject to their award, if any.

Dividend Equivalent Units.  The Committee may include in an award with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the award is outstanding and unexercised, on the common shares covered by the award if the shares were then outstanding. The Committee will determine whether dividend equivalent payments will be made in the form of cash, common shares or some other form.

Deferred Stock Units.  The Committee may determine to provide that restricted stock, restricted stock units, performance shares or performance units be paid out in installments or on a deferred basis.

Recipients of deferred stock units have only the rights, if any, of general unsecured creditors of the Company and no rights as a shareholder until the common shares underlying the awards, if any, are delivered.

Other Stock Based Awards.  The Committee may grant other types of equity-based awards in amounts, and subject to terms and conditions, as it may determine.

Performance Goals.  The Committee may grant awards under the Incentive Plan subject to the attainment of certain specified performance goals. The performance goals applicable to an award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, and (viii) total shareholder return. Such measures may be defined and calculated in such manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain affiliates of the Company or to certain divisions, operating units or business lines of the Company or an affiliate, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The performance goals may differ from grantee to grantee and from award to award.

Termination of Employment and Change in Control.  The Incentive Plan determines the extent to which a grantee will have right to exercise or obtain the benefits of an award or underlying shares following termination of the grantee’s employment or service by or for the Company or its affiliates or upon a change in control of the Company, unless modified by the Committee with respect to an award. The Incentive Plan provides that, unless the Committee determines otherwise at the time of an award, upon a change in control of the Company, the exercisability of, and the lapse of restrictions with respect to, the award will be accelerated, the exercise period, if any, of the award will be extended and, if so determined by the Committee, the award may be cashed out. The termination and change in control provisions need not be uniform among all grantees and may reflect distinctions based on the reasons for termination of employment or service by or for the Company or its affiliates.

Individual Limits.  Unless the Committee determines that an award to a grantee shall not be designed to quality as “performance based compensation” under Section 162(m) of the Code, the Incentive Plan limits the number or value of shares that may be granted to a grantee in any fiscal year as follows. The maximum number of shares with respect to which stock options or SARs may be granted to an individual during any one year is limited to 500,000. The maximum number of shares of restricted stock, unrestricted stock, restricted stock units or performance that may be granted to an individual during any one year shall be 166,666. The maximum value of performance units that may be granted to any individual during any one year shall be $5,000,000, provided that if any units are awarded with respect to multiple years of service, such limit shall be multiplied by such number of years (not exceeding five years). No individual will be granted during any year dividend equivalent rights with respect to more shares than the number of shares and units granted to the individual in such year.

Adjustments and Amendments.  The Incentive Plan provides for appropriate adjustments in the number and nature of shares of common stock subject to awards and available for future awards and in the exercise price of options and SARs in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events.

The Incentive Plan may be modified or amended by the Committee at any time and for any purpose which the Committee deems appropriate. However, no amendment may adversely affect any outstanding awards in a material way without the affected holder’s consent except in specified circumstances.

No Repricing or Reloads.  Options and SARs issued under the Incentive Plan may not be repriced without the approval of shareholders. The plan does not allow reload options or SARs to be issued upon exercise of outstanding options or SARs.

Nontransferability.  Unless otherwise determined by the Committee, in certain circumstances, no award (including, without limitation, options) granted pursuant to, and no right to payment under, the Incentive Plan shall be assignable or transferable by a grantee except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a grantee’s lifetime only by the grantee or by the grantee’s legal representative.

Duration of the Incentive Plan.  Unless earlier terminated by the Board, the Incentive Plan will terminate on the tenth anniversary of adoption of the plan by the Board; provided, however, that the terms of the Incentive Plan will continue to govern until all then outstanding options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Incentive Plan, and all restricted periods and performance periods have lapsed.

Termination of Prior Plans.  The Incentive Plan will replace, on a prospective basis, the Company’s Amended and Restated Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan and Amended and Restated 1996 Non-Employee Directors Stock Option Plan (collectively, the “Prior Plans”). If the Incentive Plan is approved by the shareholders, no new grants will be made under the Prior Plans. All awards granted under the Prior Plans shall continue to vest and/or be exercisable in accordance with their original terms and conditions.

Federal Income Tax Consequences

Incentive Stock Options.  A grantee will not be subject to tax upon the grant of an or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the grantee’s alternative minimum taxable income. Whether a grantee is subject to the alternative minimum tax will depend on his or her particular circumstances. Following exercise of an ISO, if a grantee disposes of the shares on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the grantee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the grantee’s basis in the shares. If the grantee disposes of the shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition.” As a result, the disposition will be subject to tax: (A) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and (B) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount a grantee realizes from a disqualifying disposition is less than the exercise price paid and the loss sustained upon such disposition would otherwise be recognized, the grantee will not recognize any ordinary income from such disqualifying disposition and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by the grantee as ordinary income is generally deductible by the Company. The Company is currently not obligated to withhold income or other employment taxes upon a disqualifying disposition of an ISO.

Nonstatutory Stock Options.  A grantee will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an ISO (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the grantee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax and employment tax withholding.

Stock Appreciation Rights.  A grantee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash or the fair market value (measured on the date of exercise) of the shares received will be taxable to the grantee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes.

Restricted Stock/Performance Shares.  A grantee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and performance or other transfer restrictions (“restrictions”) under the Incentive Plan unless he or she makes the election referred to below. Upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse, and such income will be subject to income tax withholding and employment taxes. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in the grantee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

A grantee may elect, within thirty days after the date of the grant of the restricted stock or performance shares, to recognize immediately (as ordinary income) the fair market value of the shares awarded, determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a grantee makes this election, his or her capital gains holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the grantee upon the lapse of the restrictions. However, if the grantee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to him or her (even though he or she previously recognized income with respect to such forfeited shares).

In the taxable year in which a grantee recognizes ordinary income on account of shares awarded to him or her, the Company generally will be entitled to a deduction equal to the amount of income recognized by the grantee. In the event that the restricted shares are forfeited by a grantee after having made the Section 83(b) election referred to above, the Company generally will include in its income the amount of its original deduction.

Restricted Stock Units/Performance Units.  A grantee will not be subject to tax upon the grant of a restricted stock unit or performance unit. Upon vesting of the unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the units, the grantee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution.

Unrestricted Stock.  A grantee will be subject to tax upon the grant of unrestricted stock in an amount equal to the fair market value of the shares on the date of grant, and such income will be subject to income tax withholding and employment taxes. The Company generally will be entitled to a deduction equal to the amount of income recognized by the grantee.

The Board recommends that shareholders vote FOR approval of the Incentive Plan. The affirmative vote of a majority of the shares of common stock present in person or by proxy that are entitled to vote at the annual meeting is required for adoption of the Incentive Plan.

APPROVAL OF THE ZIONS BANCORPORATION 2005 MANAGEMENT INCENTIVE PLAN

(Proposal 3)

It is intended that proxies received will be voted for approval of the Zions Bancorporation 2005 Management Incentive Plan (the “Management Plan”) unless otherwise indicated. The Company is submitting the Management Plan for shareholder approval to qualify awards under the Management Plan as “performance-based compensation” under Section 162(m) of the Code to preserve the Company’s ability to deduct such awards for tax purposes. Awards made to eligible executives under the Management Plan are in place of, and not in addition to, annual bonuses that such executives otherwise would have been eligible to receive. Section 162(m) of the Code limits the Company’s deduction to $1,000,000 per year per executive for certain compensation paid to each of its chief executive officer and the four highest compensated executives other than the chief executive officer (the “Covered Employees”). Because the total of base salary plus awards granted to Covered Employees under the Plan, together with other compensation payable to the Covered Employees by the Company during a taxable year may exceed $1,000,000, the Company wishes to have the Management Plan approved by shareholders to retain the tax deductibility of awards made under the Management Plan. If the Management Plan is approved by stockholders at the meeting, all annual bonus awards to covered participants with respect to the Company’s 2005 fiscal year (which would be paid in 2006) and thereafter will be made under the Management Plan. Awards payable in 2006 for service in 2005 that were made under the Management Plan prior to submission of the Management Plan to shareholders for approval are contingent on shareholder approval.

The material terms of the Management Plan are summarized below. The summary is qualified by reference to the text of the Management Plan, which is attached as Appendix II. If approved, the Management Plan will be effective retroactively to January 1, 2005.

Administration.  The Management Plan will be administered by the Executive Compensation Committee of the Company’s Board of Directors or another committee or sub-committee of the Board (the “Committee”). All of the members of the Committee will be directors who are considered outside directors for purposes of Section 162(m) of the Code.

Eligibility.  Only Covered Employees are eligible to participate in the Management Plan.

Description of Awards under the Management Plan.  The maximum award that may be granted to each of the Covered Employees in any plan year is 1% of the Company’s adjusted operating income for that plan year. The Management Plan defines “adjusted operating income” as the Company’s consolidated income from continuing operations before income taxes and minority interest, as determined in accordance with generally accepted accounting principles (“GAAP”). These maximum potential awards that may be granted to the Covered Employees in a plan year are referred to in the Plan as “maximum awards.” The actual awards made to Covered Employees may not be more than the maximum awards described above, and the Committee is not obligated to disburse the full amount of the applicable percentage of adjusted operating income for the plan year. The amount of actual awards paid to Covered Employees will be determined by the Committee in its sole discretion and may be less than the maximum award based on factors the Committee deems relevant, including, but not limited to (a) adjusted operating income for the plan year, and (b) a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experiences and responsibilities at other institutions, individual job performance, local market conditions and the Committee’s perception of the overall financial performance of the Company (particularly operating results). Amounts that are potentially available to be awarded to a Covered Employee but not actually awarded to a Covered Employee may not be re-allocated to other Covered Employees, or utilized for awards in other plan years. The Committee will certify in writing, prior to the payment of any award, the amount of the Company’s adjusted operating income for the plan year and the extent to which any performance goals have been satisfied.

Because maximum awards under the Management Plan are based on a percentage of adjusted operating income, may be subject to attainment of other performance goals and may be reduced discretionarily by the Committee, the amount of awards that may be granted in any plan year are not determinable until the completion of the plan year.

Termination of Employment.  In the event of termination of employment of a Covered Employee, voluntarily or by the Company, with or without cause, for any reason at any time before payment of an award to that Covered Employee, the Covered Employee will forfeit all rights to that award, except to the extent (a) the Covered Employee is entitled to payment of the award pursuant to any change in control, employment or similar agreement to which the Company or an affiliate is a party or (b) the Committee in its sole discretion determines otherwise.

Adjustments.  In the event of a reorganization, merger or consolidation in which the Company is not the surviving corporation, or the Company’s sale of substantially all its assets or dissolution or liquidation, the Management Plan will terminate on the effective date of such transaction unless it is assumed or continued. Provision will be made for determining the amount of cash payable for all awards for a plan year after such event unless provisions are made for the continuance of the Management Plan and the assumption or substitution for such awards of an equivalent value by the successor or the Committee in its sole discretion determines otherwise.

Relationship to Change in Control Agreements; Nonexclusivity.  Compensation under the Management Plan will be treated the same as annual bonuses for purposes of any change in control, employment or similar agreement between a Covered Employee and the Company or an affiliate. The Management Plan is not intended to be the exclusive means by which a Covered Employee may receive incentive compensation.

Shareholder Approval; Amendments.  Under the Management Plan, the payment of awards to Covered Employees is subject to, and contingent upon, shareholder approval of the material terms of the Management Plan, including the definition of adjusted operating income and the maximum awards Covered Employees are eligible to receive. Future shareholder approval would be required to change the definition of Covered Employee, adjusted operating income or maximum awards under the Management Plan.

The Board recommends that shareholders vote FOR approval of the Management Incentive Plan. The affirmative vote of a majority of the shares of common stock present in person or by proxy that are entitled to vote at the annual meeting is required for adoption of the Management Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

The Audit Committee has reappointed the firm of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2004 are described under “Fees of Independent Registered Public Accounting Firm” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above.

Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends that the Shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2005. The affirmative vote of a majority of the shares of common stock present in person or by proxy that are entitled to vote at the annual meeting is required for adoption of the ratification of the appointment of the independent registered public accounting firm.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a description of fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2004 and 2003.

Audit fees:  Audit fees include fees for the annual audit of the Company’s consolidated financial statements, audits of subsidiary financial statements and reviews of interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm. Such fees include comfort letters and consents related to registration statements. The aggregate audit fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2004 and 2003 totaled approximately $1.8 million and $1.6 million, respectively.

Audit related fees:  Audit related fees include fees for accounting consultations, audits of employee benefit plans, due diligence related to acquisitions and certain agreed-upon procedures and compliance engagements. The aggregate audit related fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2004 and 2003 totaled approximately $0.7 million and $0.7 million, respectively.

Tax fees:  Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2004 and 2003 totaled approximately $0.03 million and $0.1 million, respectively.

All other fees:  All other fees billed by Ernst & Young LLP, which include the completion of our permitted internal audit outsourcing contract, general consulting fees and other miscellaneous fees, aggregated approximately $0.0 million and $1.3 million for the years ended December 31, 2004 and 2003, respectively.

Pre-approval policies and procedures:  The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit related, tax services and all other services performed by the independent registered public accounting firm.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

Pursuant to the Company’s Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any annual meeting of shareholders must be delivered to the Secretary of the Company at least 120 days but not more than 150 days prior to the date the Company’s proxy statement is released to shareholders in connection with the annual meeting for the preceding year, or November 15, 2005. In addition, the Company must receive proposals from shareholders on or before November 15, 2005 in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company’s 2006 Annual Meeting of shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the SEC concerning shareholder proposals. The notice of a proposal must contain the following items:

•	The shareholder’s name, address, and stock ownership of the Company,

•	The text of the proposal to be presented,

•	A brief written statement of the reasons why such shareholder favors the proposal, and

•	Any material interest of such shareholder in the proposal.

The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•	The shareholder’s name, address, and stock ownership of the Company,

•	The name of the person to be nominated,

•	The name, age, business address, residential address, and principal occupation or employment of each nominee,

•	The nominee’s signed consent to serve as a director of the Company, if elected,

•	The number of shares of the Company’s stock owned by each nominee,

•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

•	Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders interested in communicating directly with the presiding director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, Zions Bancorporation, One South Main, Suite 1134, Salt Lake City, Utah 84111. Effective March 2, 2004, the Board of Directors formalized a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include an internal “hot line,” available to employees, to the Company’s outside counsel for purposes of reporting alleged or suspected wrongdoing.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company will household proxy materials for addresses with multiple shareholders unless we receive contrary instructions from the affected shareholders. If you are an affected shareholder and no longer wish to participate in householding, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. A written request should be sent to Zions Bancorporation Corporate Trust Department, P.O. Box 30880, Salt Lake City, Utah 84130 or by calling (801) 524-4624.

APPENDIX I

ZIONS BANCORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Plan”) is to promote the long-term success of Zions Bancorporation (the “Company”) by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its Related Entities to acquire a proprietary interest in the success of the Company, to remain in the service of the Company and/or Related Entities, and to render superior performance during such service.

1.2 Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” Termination of Employment by the Company for “Cause” means, with respect to a Grantee and an Award, (i) except as provided otherwise in the applicable Award Agreement or as provided in clause (ii) below, Termination of Employment of the Grantee by the Company (A) upon Grantee’s failure to substantially perform Grantee’s duties with the Company or a Related Entity (other than any such failure resulting from death or Disability), (B) upon Grantee’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a Related Entity to whom Grantee directly or indirectly reports, (C) upon Grantee’s commission of an act of fraud or dishonesty resulting in actual or potential economic, financial or reputational injury to the Company or a Related Entity, (D) upon Grantee’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, (E) upon Grantee’s violation of any written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Related Entities, or (F) upon Grantee’s engagement in any other similar conduct or act determined by the Committee in its discretion to constitute “cause”; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination for cause, termination for cause as defined and/or determined pursuant to such agreement. In the event that there is more than one such agreement, the Executive Compensation Committee shall determine which agreement shall govern.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Executive Compensation Committee (including any successor thereto) of the Board and shall consist of not less than two directors. However, if (i) a member of the Executive Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code, is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or is not an “independent director” within the meaning of Nasdaq Market Rule 4350 (c), or (ii) the Executive Compensation Committee otherwise in its discretion determines, then the Executive Compensation Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members of the Executive Compensation Committee that, if relevant, meet the necessary requirements. The term “Committee” includes the Executive Compensation Committee or any such subcommittee, to the extent of the Executive Compensation Committee’s delegation.

(g) “Common Stock” means the common stock of the Company.

(h) “Disability” means, with respect to a Grantee and an Award, (i) except as provided in the applicable Award Agreement or as provided in clause (ii) below, “disability” as defined in the Company’s long-term disability plan in which Grantee is participating; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination because of disability, “disability” as defined in such agreement. In the event that there is more than one such agreement, the Committee shall determine which agreement shall govern. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then a Grantee shall be determined to have suffered a Disability only if such Grantee is “disabled” within the meaning of Section 409A of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange, association or other market on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, association or market, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange, association or other market or traded in an over-the-counter market, such value as the Committee, in its discretion shall determine.

(k) “Grantee” means a person who receives an Award.

(l) “Incentive Stock Option” means, subject to Section 2.3 (f), a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(m) “Key Persons” means then acting or prospective directors, officers and employees of the Company or of a Related Entity, and then acting or prospective consultants and advisors to the Company or a Related Entity.

(n) “Non-Employee Director” has the meaning given to it in Section 2.13(a).

(o) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, and (viii) total shareholder return. Such measures may be defined and calculated in such manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain Related Parties of the Company or to certain divisions, operating units or business lines of the Company or a Related Entity, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The Performance Goals may differ from Grantee to Grantee and from Award to Award.

(p) “Person”, whether or not capitalized, means any natural person, any corporation, partnership, limited liability company, trust or legal or contractual entity or joint undertaking and any governmental authority.

(q) “Related Entity” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(r) “Retirement” means, with respect to a Grantee and an Award, (i) except as otherwise provided in the applicable Award Agreement or as provided in clause (ii) below, the Grantee’s Termination of Employment with the Company or a Related Entity for a reason other than for Cause and that at the time of the Termination of Employment the Grantee has reached the following age with the corresponding number of years of service with the Company and/or Related Entities:

Age	Years of Service
55	10
56	9
57	8
58	7
59	6
60 and older	5	;

or (ii) with respect to a Non-Employee Director, the Grantee’s Termination of Employment with the Company at the end of his or her term of office for any reason other than Cause.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t) Unless otherwise determined by the Committee and subject to the following sentence, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or any Related Entity (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or any Related Entity as a director, consultant, advisor or otherwise). Unless the Committee in its discretion determines otherwise, it shall not be considered a Termination of Employment of a Grantee if the Grantee ceases employment or association with the Company or a Related Entity but continues or immediately commences employment or association with a majority-owned Related Entity or the Company. The Committee in its discretion may determine (i) that a given termination of employment with the Company or any particular Related Entity does not constitute a Termination of Employment (including circumstances in which employment continues with another Related Entity or the Company), (ii) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (iii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iv) when a change in a Grantee’s association with the Company or any Related Entity constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case. The Committee may make any such determination at anytime, whether before or after the Grantee’s Termination of Employment.

1.3 Administration

(a) The Committee.  The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b) Authority.  The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan (including defining and calculating Performance Goals and certifying that such Performance Goals have been met), (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law or regulations, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended (including, but not limited to, canceling an Award in exchange for a cash payment (or securities with an equivalent value) equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant and the Fair Market Value of a share of Common Stock on the date of cancellation, and, if no such difference exists, canceling an Award without a payment in cash or securities), and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Voting.  Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) Binding determinations.  The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) Exculpation.  No member of the Board or the Committee or any officer, employee or agent of the Company or any of its Related Entities (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, in each case as amended from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Experts.  In making any determination or in taking or not taking any action under this Plan, the Committee or the Board may obtain and may rely upon the advice of experts, including professional and financial advisors and consultants to the Committee or the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith reliance on such advice.

(g) Board.  Notwithstanding anything to the contrary contained herein (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5 Types of Awards under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options and non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units, deferred stock units and other stock-based Awards, as set forth in Article II.

1.6 Shares Available for or Subject to Awards

(a) Total shares available.  The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 8,900,000 shares. All of such shares shall be authorized for issuance pursuant to incentive stock options under Section 2.3 or for other Awards under Article II. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. However, if any Award or shares of Common Stock issued or issuable under Awards are tendered or withheld as payment for the exercise price of an Award, the shares of Common Stock may not be reused or reissued or otherwise be treated as being available for Awards or issuance pursuant to the Plan. With respect to a stock appreciation right, both shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of Common Stock. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b) Treatment of Certain Awards.  Any shares of Common Stock subject to Awards shall be counted against the numerical limits of this Section 1.6 as one share for every share subject thereto, except that any shares of Common Stock subject to Awards with a per share or unit purchase price lower than 100% of Fair Market Value of a share of Common Stock on the date of grant shall be counted against the numerical limits of this Section 1.6 as 3 shares for every one share subject thereto.

(c) Adjustments.  The number of shares of Common Stock covered by each outstanding Award, the number or amount of shares or units available for Awards under Section 1.6 (a) or otherwise, the number or amount of shares or units that may be subject to Awards to any one Grantee under Section 1.7 (b) or otherwise, the price per share of Common Stock or units covered by each such outstanding Award and any other calculation relating to shares of Common Stock available for Awards or under outstanding Awards (including Awards under Section 2.13) may be proportionately adjusted, as the Committee may determine in its discretion to be appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or similar transaction, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock (including rights offerings) other than regular cash dividends or (ii) any other unusual or nonrecurring event affecting the Company or its financial statements or any change in applicable law, regulation or accounting principles; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common

Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

(d) Grants exceeding allotted shares.  If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess shares of Common Stock unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock subject to the Plan is timely obtained in accordance with the Plan.

1.7 Regulatory Considerations

(a) General.  To the extent that the Committee determines it desirable for any Award to be given any particular tax, accounting, legal or regulatory treatment, the Award may be made by a Committee consisting of qualifying directors, subject to any necessary restrictions, conditions or other terms or otherwise in such manner as is necessary to obtain the desired treatment.

(b) Code Section 162(m) provisions.  Unless and until the Committee determines that an Award to a Grantee shall not be designed to qualify as “performance-based compensation” under Section 162(m) of the Code, the following rules shall apply to Awards granted to Grantees:

(i) No Grantee shall be granted, in any fiscal year, stock options or stock appreciation rights to purchase (or obtain the benefits of the equivalent of) more than 500,000 shares of Common Stock;

(ii) No Grantee shall be granted, in any fiscal year, more than 166,666 shares of restricted stock, unrestricted stock, restricted stock units or performance shares;

(iii) No Grantee shall receive performance units, in any fiscal year, having a value greater than $5 million, provided that if any units are awarded with respect to multiple years of service, such limit shall be multiplied by such number of years (not to exceed five years).

(iv) No Grantee shall be granted, in any fiscal year, dividend equivalent rights with respect to more shares than the aggregate number of shares and units granted to such Grantee in such year; and

(v) For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee in its discretion may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting share Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

1.8 No Repricing

Without consent of the Company’s shareholders, the exercise price (or equivalent) for an Award may not be reduced. This shall include, without limitation, a repricing of the Award as well as an Award exchange program whereby the Grantee agrees to cancel an existing Award in exchange for a new Award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Awards and Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include restrictions on the Grantee’s right to transfer the shares of Common Stock issuable pursuant to the Award, a requirement that the Grantee become a party to an agreement restricting transfer or allowing repurchase of any shares of Common Stock acquired pursuant to the Award, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee wishes to transfer any such shares. The Committee may grant Awards in tandem or in connection with or independently of or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock or other securities (or proceeds from the sale thereof), other Awards (by surrender or cancellation thereof or otherwise) or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The Committee may determine that a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended, guaranteed or arranged by the Company with respect to any Awards; provided, however, that loans to executive officers of the Company may not be extended, guaranteed or arranged by the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve System or any other applicable law or regulation. Subject to the terms of the Plan, the Committee at any time, whether before or after the grant, expiration, exercise, vesting or maturity of an Award or the Termination of Employment of a Grantee, may determine in its discretion to waive or amend any term or condition of an Award, including transfer restrictions, vesting, maturity and expiration dates, and conditions for vesting, maturity or exercise.

2.2 No Rights as a Shareholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the transfer of such shares to such person. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) Grant of stock options.  The Committee may grant stock options, including Incentive Stock Options and nonqualified stock options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of stock appreciation rights.  The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) Stock appreciation rights.  The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced correspondingly by the number of shares with respect to which the option is exercised.

(d) Exercise price.  Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the exercise price, which shall be determined by the Committee in its discretion; provided, however, that the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the Award is granted (except as permitted in connection with the assumption or issuance of options or stock appreciation rights in a transaction to which Section 424 (a) of the Code applies).

(e) Exercise periods.  Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, and, if applicable, the conditions which must be satisfied (including the attainment of Performance Goals) in order for the Award evidenced thereby to be exercisable, whether in whole or in part. Such periods and conditions shall be determined by the Committee in its discretion; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten (10) years after the date the Award is issued.

(f) Incentive stock options.  Notwithstanding Section 2.3(d) and (e), with respect to any Incentive Stock Option or stock appreciation right granted in connection with an Incentive Stock Option (i) the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies) and (ii) the exercise period shall not be for longer than ten (10) years after the date of the grant. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options and stock appreciation rights granted in connection with Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rights shall be treated as nonqualified stock options. For purposes of this Section 2.3(f), Incentive Stock Options shall be taken into account in the order in which they were granted.

(g) Ten percent owners.  Notwithstanding the provisions of Sections 2.3(d), (e) and (f), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4 Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Exercise period.  A stock option or stock appreciation right shall become and cease to be exercisable at such time or times as determined by the Committee.

(b) Manner of exercise.  Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Payment of exercise price.  Any written notice of exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement or otherwise permitted by the Committee in its discretion (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Delivery of shares.  Promptly after receiving payment of the full exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment by the Company will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), transfer to the Grantee or to such other person as may then have the right to exercise the Award, the shares of Common Stock for which the Award has been exercised and to which the Grantee is entitled. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the shares to the Grantee’s broker-dealer.

2.5 Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time prior to the occurrence of a change of control and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the shares of Common Stock and the applicable exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that, if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefore.

2.6 Termination of Employment

(a) Termination of Employment by Grantee for any Reason or By the Company for Cause.   Except to the extent otherwise provided in paragraphs (b), (c), (d) and (e) below or in the applicable Award Agreement, all stock options and stock appreciation rights whether or not vested and to the extent not theretofore exercised shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

(b) At election of Company or a Related Entity.  Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by paragraph (a) above or paragraphs (c), (d) or (e) below) the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(c) Retirement.  Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee by reason of the Grantee’s Retirement, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Retirement; (ii) exercise must occur within three (3) years after Retirement but in no event after the expiration date of the Award as set forth in the Award Agreement; and (iii) notwithstanding clause (ii) above, the option or right shall terminate on the date Grantee begins or agrees to begin employment with another company that is in the financial services industry unless such employment is specifically approved by the Committee.

(d) Disability.  Except to the extent otherwise provided in the applicable Award Agreement, upon the termination of Employment of a Grantee by reason of Disability the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Termination of Employment; and (ii) exercise must occur six (6) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(e) Death.  Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies during the period in which the Grantee’s stock options or stock appreciation rights are exercisable, whether pursuant to their terms or pursuant to paragraph (b), (c) or (d) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death; and (ii) exercise must occur six (6) months after the date of the Grantee’s death. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.7 Grant of Restricted Stock and Unrestricted Stock

(a) Grant of restricted stock.  The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of unrestricted stock.  The Committee may grant unrestricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(c) Rights as shareholder.  The Company may issue in the Grantee’s name shares of Common Stock covered by an Award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Grantee shall have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to the transfer restrictions and the Company’s repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(d) Company to hold certificates.  Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the Plan or the applicable Award Agreement.

(e) Nontransferable.  Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of restricted stock.

(f) Termination of employment.  Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, shares of restricted stock that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.8 Grant of Restricted Stock Units

(a) Grant of restricted stock units.  The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Vesting.  The Committee, at the time of grant, shall specify the date or dates on which the restricted stock units shall become vested and other conditions to vesting (including the attainment of Performance Goals).

(c) Maturity dates.  At the time of grant, the Committee shall specify the maturity date or dates applicable to each grant of restricted stock units, which may be determined at the election of the Grantee if the Committee so determines. Such date may be on or later than, but may not be earlier than, the vesting date or dates of the Award. On the relevant maturity date(s), the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

(d) Termination of Employment.  Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested or matured shall be forfeited and canceled.

2.9 Grant of Performance Shares and Performance Units

(a) Grant of performance shares and units.  The Committee may grant performance shares in the form of actual shares of Common Stock or share units over an identical number of shares of Common Stock, to such Key Persons, in such amounts (which may depend on the extent to which Performance Goals are attained), subject to the attainment of such Performance Goals and satisfaction of such other terms and conditions (which may include the occurrence of specified dates), as the Committee shall determine in its discretion, subject to the provisions of the Plan. The Performance Goals and the length of the performance period applicable to any Award of performance shares or performance units shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b) Company to hold certificates.  Unless the Committee shall otherwise determine, any certificate issued evidencing performance shares shall remain in the possession of the Company until such performance shares are earned and are free of any restrictions specified in the Plan or the applicable Award Agreement.

(c) Nontransferable.  Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the performance shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of performance shares, as dividends or otherwise, shall be subject to the same restrictions applicable to such performance shares. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of performance shares.

(d) Termination of Employment.  Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, performance shares and performance share units that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.10 Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.11 Deferred Stock Units.

(a) Description.  Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Committee in its discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. Deferred stock units shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee.

(b) 162(m) limits.  Deferred stock units shall be subject to the annual Section 162(m) limits applicable to the underlying restricted stock, restricted stock unit, performance share or performance unit Award as forth in Section 1.7(b).

2.12 Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.13 Director Stock Options

(a) Eligibility.  Until and unless the Committee in its discretion determines otherwise (i) all voting directors of the Company who are not employees of the Company (“Non-Employee Directors”) shall automatically receive stock options pursuant to this Section 2.13.

(b) Grant of director stock options.  Until and unless the Committee in its discretion determines otherwise, (i) each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock pursuant to this Section 2.12 on the first business day after the date the Plan is approved by the Company’s shareholders and (ii) thereafter, each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock each year on the first business day following the annual meeting of the shareholders of the Company. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted a stock option for four thousand (4,000) shares, then each Non-Employee Director shall be granted a stock option for a whole number of shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractional shares.

(c) Exercise Price.  Notwithstanding Section 2.3(d), until and unless the Committee in its discretion determines otherwise, the per share exercise price for each stock option granted under this Section 2.13 shall be 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted.

(d) Exercise Period.  Notwithstanding Section 2.3(e), until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall vest and become exercisable in four equal installments of one thousand (1,000) shares beginning on the date six months from the date of the grant and on each anniversary of the first vesting date. Notwithstanding Section 2.3(e), and subject to Sections 2.6 and 3.7 and other applicable provisions of the Plan, until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall be exercisable for ten (10) years from the date of grant and shall expire thereafter.

(e) Non-statutory options.  Stock options granted under this Section 2.13 will constitute nonqualified stock options.

(f) Other stock option terms applicable.  Except as set forth in this Section 2.13, all stock options granted under this Section 2.13 will be subject to and benefited by the terms and conditions (including Section 3.7) of the Plan applicable to other stock options granted under the Plan.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

(a) Board authority to amend Plan.  The Board in its discretion may at any time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an assumption or other action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be effective with respect to such Grantee and Award only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Board that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Shareholder approval.  Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or rule (including the rules of self-regulatory organizations).

(c) Committee authority to amend Awards.  The Committee in its discretion may at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an Award or the Termination of Employment of a Grantee, amend any outstanding Award or Award Agreement, including an amendment which would accelerate or extend the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(d) Regulatory changes generally.  Notwithstanding anything to the contrary in this Section 3 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or an outstanding Award or Award Agreement to the extent necessary to preserve any tax, accounting, legal or regulatory treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award and Award Agreement.

(e) Section 409A changes.  Notwithstanding anything to the contrary in this Section 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or any outstanding Award or Award Agreement to the extent necessary to avoid the imposition of any tax under Section 409A of the Code. Any such amendments to the Plan, an Award or an Award Agreement may be adopted without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), regardless of whether such amendment adversely affects a Grantee’s rights under the Plan or such Award or Award Agreement.

(f) Other tax changes.  In the event that changes are made to Section 83(b), 162(m), 422 or other applicable provision of the Code the Board or the Committee may, subject to Sections 3.1 (a), (b) and (c), make any adjustments it determines in its discretion to be appropriate with respect to the Plan or any Award or Award Agreement.

3.2 Tax Withholding

(a) Tax withholdings.  As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) Withholding shares.  If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

(a) Required consents.  If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) Definition.  The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability

(a) Nonassignability.  No Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 3.4 shall be void. Notwithstanding the foregoing, the Committee may in its discretion permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the Grantee (including to a trust or similar instrument), subject to such terms and conditions as may be established by the Committee.

(b) Cashless exercises permitted.  The restrictions on exercise and transfer in paragraph (a) above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3.

3.5 Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7 Change in Control

(a) Definition.  A “Change in Control” means the occurrence of any one of the following events:

(i) any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (“Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation controlled by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), (E) pursuant to any acquisition by Grantee or any group of persons including Grantee (or any entity controlled by Grantee or any group of persons including Grantee), (F) a transaction (other than one described in clause (iii) below) in which outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in clause (ii) below) approve a resolution providing expressly that the acquisition pursuant to this subclause (F) does not constitute a Change in Control under this clause (F), or (G) any acquisition by a person of 20% of the outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such person to 20% or more of the outstanding Company Voting Securities, provided, however, that if a person shall become the beneficial owner of 20% or more of the outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;

(ii) individuals who, on March 1, 2005, constitute the Board (“Continuing Directors”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the Continuing Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be a Continuing Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in subclauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such Business Combination does not constitute a Change in Control under this clause (iii) for any and all purposes of the Plan.

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition.

(b) Effect of Change in Control.  Upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(ii) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(iii), (a)(iv) or (a)(v) above, Awards shall Fully Vest (as defined in paragraph (c) below). If, within two (2) years after the occurrence of a Change in Control a Termination of Employment occurs with respect to any Grantee for any reason other than Cause, Disability, death or Retirement, Grantee shall be entitled to exercise Awards at any time thereafter until the earlier of (i) the date forty-two (42) months after the date of Termination of Employment and (ii) the expiration date in the applicable Award Agreement.

(c) Fully Vest.  The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units, performance shares, performance units and other stock-based Awards granted under the Plan will become fully vested and matured, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any Performance Goals applicable to Awards will be deemed to be fully satisfied; provided that (A) any Performance Goals whose performance period has not yet lapsed shall be calculated based on the higher of (x) the target value of the Awards as established by the Committee and (y) the value of the Awards calculated under the terms of the

Awards based on the average performance through the end of the fiscal quarter immediately prior to the effective date of the Change of Control (continued pro forma through the end of the performance period if necessary for purposes of determining whether the Performance Goal would have been met), and (B) if the Award has a performance period greater than one (1) year, the amount of the Award payable to the Grantee will be pro rated, based on a fraction, the numerator of which is the number of fiscal quarters completed from the beginning of the performance period until the effective date of the Change of Control and the denominator is the total number of fiscal quarters in the performance period.

(d) Section 409A.  To the extent it is necessary for the term “change of control” to be defined as provided in Section 409A of the Code in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then the term “change in control”, only insofar as it applies to any such Award, shall be defined as provided in Section 409A of the Code, rather than as provided in Section 3.7 (a), and the terms of Sections 3.7(b) through (c) shall be applied and interpreted with respect to such Section 409A definition in such manner as the Committee in its discretion determines to be equitable and reflect the intention of Sections 3.7(a) through (c).

3.8 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or any Related Entity or affect any right which the Company or Related Entity may have to terminate such employment or association at any time (with or without cause).

3.9 Nature of Payments

Unless the Committee determines at any time in its discretion, any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Interpretation

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. As used in the Plan, “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of like import; except as the context requires, the singular includes the plural and visa versa; and references to any agreement or other document are references to such agreement or document as amended or supplemented from time to time. Any determination, interpretation or similar act to be made by the Committee shall be made in the discretion of the Committee, whether or not the applicable provisions of the Plan specifically refer to the Committee’s discretion.

3.13 Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate on the tenth anniversary of the adoption of the Plan by the Board; provided that the Plan shall continue to govern outstanding Awards until such Awards have been satisfied or terminated. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflict of laws.

3.15 Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

3.16 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17 Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18 Waiver of Claims

Each Grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

3.19 Relation to Key Employee Plan, You’re the Owner Plan and Directors Plan

Notwithstanding any other provisions to the contrary in the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Amended and Restated 1996 Non-Employee Directors Stock Option Plan (“Directors Plan”), upon shareholder approval of this Plan and filing and effectiveness of a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, no new awards of shares of Common Stock will be granted under the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Directors Plan. Notwithstanding anything to the contrary in the Directors Plan or Section 2.13, only one grant of stock options shall be made to Non-Employee Directors in 2005 pursuant to the Directors Plan and/or Section 2.13.

APPENDIX II

2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

1. PURPOSE

The purpose of the Plan is to promote the interests of the Company and its affiliates by attracting and retaining an outstanding senior executive management team. Awards payable under this Plan are designed to be qualified performance-based compensation within the meaning of Section 162(m) of the Code.

2. DEFINITIONS

(a) “Adjusted Operating Income” means, for any Plan year, the Company’s consolidated income from continuing operations before income taxes and minority interest, as determined in accordance with GAAP.

(b) “Affiliate” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(c) “Award” means that portion, if any, of a Maximum Award that is granted by the Committee to a Covered Employee with respect to a Plan Year.

(d) “Board” means the Company’s Board of Directors.

(e) “CEO” means the Company’s chief executive officers during each Plan Year. If more than one person serves as the Company’s chief executive officer during a Plan Year, the term “CEO” shall mean each of such persons.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the Executive Compensation Committee of the Board or such other committee or sub-committee consisting of two or more members of the Board, selected by the Board, each of which members shall be an “Outside Director” for purposes of Section 162(m) of the Code.

(h) “Company” means Zions Bancorporation.

(i) “Covered Employee” means (i) the CEO, and (ii) the four (4) most highly compensated executive officers of the Company (as defined in Rule 3b-7 under the Exchange Act) other than the CEO on the last day of each Plan Year. Covered Employees may be officers of the Company or its Affiliates.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “GAAP” means United States generally accepted accounting principles.

(l) “Maximum Award” for each Covered Employee means 1% of Adjusted Operating Income.

(m) “Plan” refers to this 2005 Management Incentive Compensation Plan of the Company.

(n) “Plan Year” refers to each annual fiscal year of the Company.

3. ADMINISTRATION

The Plan will be administered by the Committee. The Committee will be determine the amount of Awards, if any, to be granted under the Plan to the Covered Employees for the Plan Year subject to the terms and conditions set forth in the Plan and to other terms and conditions established by the Committee that are consistent with the purpose and provisions of the Plan.

The Committee may prescribe, amend or rescind such rules, regulations, policies, interpretations and guides as deemed appropriate for the proper and effective administration of the Plan.

No member of the Committee or employee of the Company will be personally liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan. All decisions, determinations and interpretations of the Committee will be final and binding.

4. DETERMINATION OF ADJUSTED OPERATING INCOME AND MAXIMUM AWARDS

After the end of each Plan Year, the Company shall compute the Adjusted Operating Income for that Plan Year and the Maximum Award for each Covered Employee for that Plan Year. The Committee will certify, in writing and prior to the grant of any Awards for a given Plan Year, the Maximum Award for each Covered Employee and the total amount of Adjusted Operating Income for the Plan Year.

5. GRANT OF AWARDS

After the computations, reports and certifications prescribed under Section 4 have been made, the Committee, in its sole discretion, shall determine the amounts, if any, of the Maximum Award to be granted to each of the Covered Employees as an Award for that Plan Year taking into account such factors as it deems relevant, including, without limitation: (i) the Adjusted Operating Income for the Plan Year; and (ii) a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experiences and responsibilities at other institutions, individual job performance, local market conditions and the Committee’s perception of the overall financial performance of the Company (particularly operating results).

In no event shall any Award to a Covered Employee under the Plan in any Plan Year exceed such Covered Employee’s Maximum Award. The Committee shall have no obligation to disburse the full amount of a Maximum Award for any Plan Year, and amounts of a Covered Employee’s Maximum Award for a Plan Year that are not actually granted as an Award may not be re-allocated to other Covered Employees or utilized for Awards in other Plan Years.

6. PAYMENT OF AWARDS

The Award, if any, earned by and granted to a Covered Employee will paid following the close of the applicable Plan Year and the certification by the Committee described in Section 4 above and at approximately the same time discretionary annual bonuses are paid to other executive officers of the Company.

7. DEFERRAL OF AWARDS

A Covered Employee may elect in writing to defer receipt of all or a portion of an Award earned for a specified time as permitted under the terms of any Company sponsored plan that permits a Covered Employee to defer the Award provided herein.

8. TERMINATION OF EMPLOYMENT

In the event of termination of employment of a Covered Employee, voluntarily or by the actions of the Company, with or without cause, for any reason, at any time before payment of the Award, the Covered Employee will forfeit all rights to any Award, except to the extent (a) the Covered Employee is entitled to payment of the Award pursuant to any change in control, employment or similar agreement to which the Company or an Affiliate is party or (b) the Committee in its sole discretion determines otherwise.

9. ADJUSTMENTS UPON CERTAIN CORPORATE TRANSACTIONS

In the event of a reorganization, merger, consolidation or similar transaction in which the Company is not the surviving corporation, or upon the sale of substantially all the assets of the Company to another corporation, or upon the dissolution or liquidation of the Company, then the Company or a successor corporation, if any, may continue the Plan and, if not, the Plan will terminate on the effective date of such transaction. Provision will be made for determining the amount of cash payable for all Awards for a Plan Year which will end after such event based on the portion of the Plan Year occurring prior to such event, unless provisions are made for the continuance of the Plan and the assumption or substitution for such Awards of an equivalent value by the successor corporation or the Committee in its sole discretion determines otherwise.

Adjustments under this section will be made by the Committee whose determination as to what adjustments will be made will be final, binding and conclusive.

10. GENERAL PROVISIONS

(a) No Right to Participate.  Nothing in the Plan will be deemed to give a Covered Employee, his or her legal representative or any other person or entity claiming under or through a Covered Employee, any contract or right to participate in the benefits of the Plan.

(b) No Employment Right.  Participation in the Plan will not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company will continue to employ any individual.

(c) Nontransferability.  Neither a Covered Employee nor any designated beneficiary of a Covered Employee shall have any right to assign, transfer, attach or hypothecate any benefits or payments under the Plan.

(d) Withholding.  The Company has the right to deduct any amount required to be withheld under applicable federal, state or local tax laws with respect to the payment of any Award.

(e) Restricted Liability.  Payments held by the Company before distribution will not be liable for the debts, contracts or obligations of any Covered Employee or beneficiary, or be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding.

(f) Nonexclusive.  This Plan does not constitute the exclusive means by which Covered Employees may receive incentive compensation.

(g) Change in Control Agreements.  Compensation under the Plan shall be treated in the same manner as annual bonuses for all purposes of any change in control, employment or similar agreement between the Company and a Covered Employee.

11. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

Subject to Section 12 below, the Company may amend, suspend or terminate the Plan at any time. The Committee will determine the effect on Awards that may be affected by such event and make adjustments and/or payments as it, in its sole discretion, determines appropriate.

12. EFFECTIVE DATE AND STOCKHOLDER APPROVAL

Upon its approval by stockholders at the Company’s 2005 annual meeting, this Plan will become effective retroactively as of January 1, 2005. Awards granted to Covered Employees shall be subject to, and contingent upon, the disclosure to the stockholders of the Company of the material terms of this Plan and stockholder approval of such terms. Such stockholder approval shall be required each time the Committee changes the definitions of Covered Employee, Adjusted Operating Income or Maximum Award under this Plan or changes other material terms under this Plan that would cause the Maximum Award to not continue to be considered a performance goal under Section 162(m) of the Code.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1134, SALT LAKE CITY, UTAH 84111.

ZIONS BANCORPORATION — ONE SOUTH MAIN, SUITE 1134 — SALT LAKE CITY, UTAH 84111 — (801) 524-4787

www.zionsbancorporation.com

ZIONS BANCORPORATION

PROXY	SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, DOYLE L. ARNOLD and GERALD J. DENT or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholders’ Meeting to be held on May 6, 2005 and at all adjournments thereof upon the matters listed below.

1.	To elect Directors	FOR	☐	WITHHOLD AUTHORITY ☐

All nominees listed below (except as marked to the contrary)

INSTRUCTION: to withhold authority for any individual, cross a line through the nominee’s name in the list below:

Jerry C. Atkin Stephen D. Quinn Shelley Thomas Williams

2.	To approve the Zions Bancorporation 2005 Stock Option and Incentive Plan.	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	To approve the Zions Bancorporation 2005 Management Incentive Plan.	FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	To ratify the appointment of the Company’s independent auditors for fiscal 2005.	FOR	☐	AGAINST	☐	ABSTAIN	☐

5.	To transact any other such business as may properly come before the meeting.	AUTHORITY	☐	WITHHOLD AUTHORITY ☐

UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

Dated , 2005.
Please sign exactly as name appears on reverse side.